Exhibit 11.2

Deloitte & Touche LLP
30 Rockefeller Plaza
New York, NY 10112-0015
USA

Tel: +1 212 489 1600
Fax: +1 212 489 1687
www.deloitte.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Preliminary Offering Circular on Form 1-A of our report dated August 16, 2021 relating to the financial statement of YS RE RAF I LLC. We also consent to the reference to us under the heading "Experts" in Part II – Information Required in Offering Circular, which is part of such Preliminary Offering Circular.

DELOITTE & TOUCHE LLP

August 16, 2021